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                                                                   EXHIBIT 11
FUND AMERICAN ENTERPRISES HOLDINGS, INC.
STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
(in thousands, except per share earnings)
Unaudited

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
                                                                                      Three Months Ended
                                                                                          March 31,
                                                                                  --------------------------
                                                                                      1997          1996
                                                                                  ------------  ------------
Primary earnings per share

    Net income                                                                    $     4,916   $    28,834
                                                                                  ============  ============

    Earnings per share denominator:
      Average common shares outstanding                                                 6,890         7,681
      Dilution for options and warrants                                                   675           684
                                                                                  ------------  ------------
      Shares for per share computation                                                  7,565         8,365
                                                                                  ============  ============

    Primary earnings per share                                                    $      .65    $      3.45
                                                                                  ============  ============


Fully diluted earnings per share

    Net income                                                                    $     4,916   $    28,834
                                                                                  ============  ============

    Earnings per share denominator:
      Average common shares outstanding                                                 6,890         7,681
      Dilution for options and warrants                                                   675           684
                                                                                  ------------  ------------
      Shares for per share computation                                                  7,565         8,365
                                                                                  ============  ============

    Fully diluted earnings per share                                              $       .65   $      3.45
                                                                                  ============  ============
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